                                 Exhibit 10uu

                       REVISED HOME OFFICE PENSION PLAN
                        OF LEVI STRAUSS ASSOCIATES INC.

                             --------------------

                                   AMENDMENT



       The Revised Home Office Pension Plan of Levi Strauss Associates Inc. is hereby amended as set forth below:

       1.   Effective November 28, 1994, Section 5 is amended by a new
Section 5.5, to read as set forth below:

            5.5  Certain Benefits Protected.  With respect to any Member whose
                 --------------------------
       current accrued benefit under the Plan as of November 28, 1994 is based on compensation for Plan Years beginning before such Plan Year that exceeded $150,000, the Member's accrued benefit, unless otherwise provided in the Plan, will be the greater of the accrued benefit determined for the Member under (a) or (b) below:

                 (a) The Member's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning as of November 28, 1994, as applied to the Member's total years of Benefit Service taken into account under the Plan for purposes of benefit accruals, or

                 (b)   The sum of:

                        (i) The Member's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the Code, and

                       (ii) The Member's accrued benefit determined under the benefit formula applicable for the Plan Year beginning as of November 28, 1994, as applied to the Member's Benefit Service for Plan Years beginning after 1993.

       2.   Effective as of the first day of the Plan Year beginning in 1993,
Section 11 is amended by the addition of a new Section 11.7, to read as set forth below:

          11.7   Direct Rollovers.  A distributee may elect at the time and in
                 ----------------
       the manner prescribed by the Administrative Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The terms used in this paragraph are defined as follows:

                 (a) Eligible rollover distribution. Any distribution of all or any portion of the balance to the credit of the distributee, except that it does not include:

                        (i) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more.

                       (ii) Any distribution to the extent it is required under section 401(a)(9) of the Code.

                      (iii) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                 (b)   Eligible retirement plan.

                        (i)   An individual retirement account described in
                 section 408(a) of the Code.

                       (ii)   An individual retirement annuity described in
                 section 408(b) of the Code.

                      (iii) An annuity plan described in section 403(a) of the Code.

                       (iv) A qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution.

                        (v) However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (c) Distributee. A Member or former Member, his or her surviving spouse, or his or her spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

                 (d) Direct rollover. A payment by the Plan to the eligible retirement plan specified by the distributee.

          To facilitate installment payments under Section 11.7, the Administrative Committee, in its sole discretion, may segregate all or any part of the Participant's Benefit in a separate account.


Dated:  November ____, 1995.


                              /s/ Donna J. Goya
                              _________________________________
                              Donna J. Goya
                              Senior Vice President